EXHIBIT 99


                         FORM 3 JOINT-FILER INFORMATION


Name:                                 SAPIENT CAPITAL MANAGEMENT, L.P.
                                      SAPIENT CAPITAL, L.P.

Address:                              Attn:  Mitchell Dann
                                      4020 Lake Creek Drive, P.O. Box 1590
                                      Wilson, WY 83014

Designated Filer:                     Sapient Capital Management, L.L.C.

Issuer & Ticker Symbol:               TranS1 Inc. (TSON)

Date of Event Requiring Statement:    October 16, 2007

Each of the following is a Joint Filer with Sapient Capital Management, L.L.C. and may be deemed to share indirect beneficial ownership in the securities set forth on the attached Form 3:

Sapient Capital Management, L.L.C. ("Management LLC") is the general partner of Sapient Capital Management, L.P. ("Management LP"), which is the general partner of Sapient Capital, L.P. ("Sapient"). Mitchell Dann, a director of the Issuer, is the sole managing member of Management LLC and has sole voting and investment power with respect to the shares held by Sapient. Mr. Dann has filed separately in his capacity as a director of the Issuer and for his indirect ownership interests therein, and is not a joint filer hereunder.

All Reporting Persons disclaim beneficial ownership of shares of the Issuer held by Sapient, except to the extent of their respective pecuniary interest therein. The filing of this statement shall not be deemed an admission that, for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or otherwise, any of the Reporting Persons are the beneficial owners of all of the equity securities covered by this statement.

Each of the Reporting Persons listed above hereby designate Sapient Capital Management, L.L.C. as its designated filer of Forms 3, 4 and 5, in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder, as such filings relate to shares of the Issuer held by each such Reporting Person.


ATTORNEY-IN-FACT FOR REPORTING PERSONS


/s/ Mitchell Dann
-------------------------------------
Mitchell Dann